UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 10, 2006 (May 9, 2006)
GTx, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	005-79588 (Commission File Number)	62-1715807 (I.R.S. Employer Identification No.)
3 N. Dunlap Street
3rd Floor, Van Vleet Building
Memphis, Tennessee 38163
(901) 523-9700
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
ITEM 9.01 Financial Statements and Exhibits
SIGNATURE
Ex-99.1 Press Release

ITEM 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 9, 2006, the Board of Directors of GTx, Inc. approved the appointment of Dr. Michael G. Carter to serve as an additional member of its Board of Directors. Dr. Carter will serve as a Class III director with a term expiring at the next annual meeting of GTx’s shareholders in 2007, and has been appointed to serve on the Board’s Compensation Committee. Dr. Carter is an independent director. There are no arrangements or understandings between Dr. Carter and any other person pursuant to which Dr. Carter was selected as a director. Since the beginning of GTx’s last fiscal year, Dr. Carter has had no direct or indirect interest in any transaction to which GTx was a party.

On May 9, 2006, GTx issued a press release announcing Dr. Carter’s appointment to the Board of Directors. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01	Financial Statements and Exhibits

(c) Exhibits

Exhibit
Number	Description
99.1	Press Release issued by GTx, Inc. dated May 9, 2006

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTx, Inc.
Date: May 10, 2006	By:	/s/ Henry P. Doggrell
		Name:	Henry P. Doggrell
		Title:	Vice President, General Counsel/Secretary